Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-165924
Prospectus Supplement to Prospectus dated April 14, 2010.

3,000,000 Shares

Common Stock

The common stock is listed on the New York Stock Exchange under the symbol “GBX”. The last reported sale price of our common stock on December 13, 2010 was $22.73 per share.

Investing in our common stock involves risk. See “Risk Factors” section beginning on page S-3 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement to read about factors you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Goldman, Sachs & Co. has agreed to purchase the common stock from the company at a price of $21.06 per share which will result in $63,180,000 of proceeds to the company (before expenses).

Goldman, Sachs & Co. may offer the shares of common stock from time to time for sale in one or more transactions in the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Goldman, Sachs & Co. expects to deliver the shares against payment in New York, New York on or about December 16, 2010.

Goldman, Sachs & Co.

Prospectus Supplement dated December 13, 2010.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the accompanying prospectus. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer from time to time common stock, preferred stock, senior or subordinated debt securities, guarantees, warrants, rights or units. The accompanying prospectus provides you with a general description of these securities, and this prospectus supplement contains specific information about the terms of this offering of shares of our common stock. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities and other information you should know before investing in our common stock.

This prospectus supplement, or the information incorporated by reference, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference, will apply and will supersede that information in the accompanying prospectus.

It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to under “Where You Can Find Additional Information” in this prospectus supplement.

This prospectus supplement and the accompanying prospectus are not an offer to sell any security other than the shares of common stock and are not soliciting an offer to buy any security other than the common stock we are offering.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “we”, “us”, “our”, the “Company”, “Greenbrier” and similar references refer to The Greenbrier Companies, Inc., an Oregon corporation, and our consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” by us within the meaning of Section 27A of the Securities Act of 1933, as amended, the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:

•	availability of financing sources and borrowing base for working capital, other business development activities, capital spending and railcar and marine warehousing activities;

•	ability to renew, maintain or obtain sufficient lines of credit and performance guarantees on acceptable terms;

•	ability to utilize beneficial tax strategies;

•	ability to grow our wheel services, refurbishment and parts, and lease fleet and management services businesses;

•	ability to obtain sales contracts which provide adequate protection against increased costs of materials and components;

•	ability to obtain adequate insurance coverage at acceptable rates;

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•	ability to obtain adequate certification and licensing of products; and

•	short- and long-term revenue and earnings effects of the above items.

The following factors, among others, could cause actual results or outcomes to differ materially from the forward-looking statements:

•	fluctuations in demand for newly manufactured railcars or marine barges;

•	fluctuations in demand for wheel services, refurbishment and parts;

•	delays in receipt of orders, risks that contracts may be canceled during their term or not renewed and that customers may not purchase the amount of products or services under the contracts as anticipated;

•	ability to maintain sufficient availability of credit facilities and to maintain compliance with or to obtain appropriate amendments to covenants under various credit agreements;

•	domestic and global economic conditions including such matters as embargoes or quotas;

•	U.S., Mexican and other global political or security conditions including such matters as terrorism, war, civil disruption and crime;

•	growth or reduction in the surface transportation industry;

•	ability to maintain good relationships with third party labor providers or collective bargaining units;

•	steel and specialty component price fluctuations, scrap surcharges, steel scrap prices and other commodity price fluctuations and their impact on product demand and margin;

•	delay or failure of acquired businesses, assets, start-up operations, or new products or services to compete successfully;

•	changes in product mix and the mix of revenue levels among reporting segments;

•	labor disputes, energy shortages or operating difficulties that might disrupt operations or the flow of cargo;

•	production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of alliance partners, subcontractors or suppliers;

•	ability to renew or replace expiring customer contracts on satisfactory terms;

•	ability to obtain and execute suitable contracts for railcars held for sale;

•	lower than anticipated lease renewal rates, earnings on utilization based leases or residual values for leased equipment;

•	discovery of defects in railcars resulting in increased warranty costs or litigation;

•	resolution or outcome of pending or future litigation and investigations;

•	loss of business from, or a decline in the financial condition of, any of the principal customers that represent a significant portion of our total revenues;

•	competitive factors, including introduction of competitive products, new entrants into certain of our markets, price pressures, limited customer base, and competitiveness of our manufacturing facilities and products;

•	industry overcapacity and our manufacturing capacity utilization;

•	decreases in carrying value of inventory, goodwill or other assets due to impairment;

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•	severance or other costs or charges associated with lay-offs, shutdowns, or reducing the size and scope of operations;

•	changes in future maintenance or warranty requirements;

•	ability to adjust to the cyclical nature of the industries in which we operate;

•	changes in interest rates and financial impacts from interest rates;

•	ability and cost to maintain and renew operating permits;

•	actions by various regulatory agencies;

•	changes in fuel and/or energy prices;

•	risks associated with our intellectual property rights or those of third parties, including infringement, maintenance, protection, validity, enforcement and continued use of such rights;

•	expansion of warranty and product support terms beyond those which have traditionally prevailed in the rail supply industry;

•	availability of a trained work force and availability and/or price of essential raw materials, specialties or components, including steel castings, to permit manufacture of units on order;

•	failure to successfully integrate acquired businesses;

•	discovery of previously unknown liabilities associated with acquired businesses;

•	failure of or delay in implementing and using new software or other technologies;

•	ability to replace maturing lease and management services revenue and earnings with revenue and earnings from new commercial transactions, including new railcar leases, additions to the lease fleet and new management services contracts;

•	credit limitations upon our ability to maintain effective hedging programs; and

•	financial impacts from currency fluctuations and currency hedging activities in our worldwide operations.

Any forward-looking statements should be considered in light of these factors. Words such as “anticipates”, “believes”, “forecast”, “potential”, “contemplates”, “expects”, “intends”, “plans”, “seeks”, “estimates”, “could”, “would”, “will”, “may”, “can” and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements. In evaluating an investment in our common stock, you should carefully consider the discussion of risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and any related free writing prospectus, and under similar headings in other documents, including our most recent annual report on Form 10-K, as well as any amendments thereto, and in other filings with the SEC, that are incorporated by reference in this prospectus supplement. You should carefully read both this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated by reference in this prospectus supplement and the accompanying prospectus as described under the heading “Incorporation by Reference”, completely and with the understanding that our actual future results may be materially different from what we expect.

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SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the financial data and related notes, before making an investment decision. You should read “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 2 of the accompanying prospectus for more information about important risks that you should consider before buying the common stock to be issued in this offering.

Our Company

Business

We are one of the leading designers, manufacturers and marketers of railroad freight car equipment in North America and Europe, a manufacturer and marketer of ocean-going marine barges in North America and a leading provider of railcar refurbishment and parts, leasing and other services to the railroad and related transportation industries in North America.

We operate an integrated business model in North America that combines repair, refurbishment and component parts, freight car manufacturing, leasing and fleet management services. Our model is designed to provide customers with a comprehensive set of freight car solutions utilizing our substantial engineering, mechanical and technical capabilities as well as our experienced commercial personnel. This model allows us to develop cross-selling opportunities and synergies among our various business segments and to enhance our margins. We believe our integrated model is difficult to duplicate and provides greater value for our customers.

Corporate Information

The Greenbrier Companies, Inc., which was incorporated in Delaware in 1981, consummated a merger on February 28, 2006 with its affiliate, Greenbrier Oregon, Inc., an Oregon corporation, for the sole purpose of changing its state of incorporation from Delaware to Oregon. Greenbrier Oregon survived the merger and assumed the name, The Greenbrier Companies, Inc. Our principal executive offices are located at One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, our telephone number is (503) 684-7000, and our website is located at www.gbrx.com. The information found on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	The Greenbrier Companies, Inc.

Common stock offered	3,000,000 shares(1)

Common stock to be outstanding immediately after completion of this offering	24,880,820 shares

Use of proceeds	We anticipate that we will use the net proceeds from this offering for general corporate purposes. Our management will have broad discretion to allocate the net proceeds from this offering for such purposes as working capital, capital expenditures, repayment or repurchase of a portion of our indebtedness or acquisitions of, or investments in, complementary businesses and products. See “Use of Proceeds”.

New York Stock Exchange symbol	“GBX”

Risk factors	See “Risk Factors” beginning on page S-3 and page 2 of the accompanying prospectus and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

(1)	We have not granted Goldman, Sachs & Co. an overallotment option.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 21,880,820 shares of common stock issued and outstanding as of November 30, 2010. The number of shares outstanding, as used throughout this prospectus supplement, unless otherwise indicated, includes 1,109,273 shares of restricted stock issued under our equity incentive plans, but excludes:

•	an aggregate of 25,427 shares of common stock reserved for future issuance under our equity incentive plans, as well as an additional 1,000,000 shares of common stock which will be reserved for issuance under our equity incentive plans if, at our 2011 Annual Meeting of Stockholders scheduled for January 7, 2011, our stockholders approve an amendment to our 2005 Stock Incentive Plan;

•	1,409,448 shares of common stock issuable upon conversion of our 2 3/8% convertible senior notes due 2026 (at a current conversion price of $48.05 per share); and

•	3,377,903 shares of common stock issuable upon the exercise of the warrants held by certain affiliates of WL Ross & Co. LLC at the then current exercise price of $6.00 per share.

For additional information see “Risk Factors — Risks Related to Our Common Stock and This Offering — Substantial sales of the shares of our common stock issuable upon exercise of the warrants issued to WL Ross & Co. LLC and its affiliates or upon the conversion of our 2 3/8% convertible senior notes due 2026 could adversely affect our stock price or our ability to raise additional financing in the public capital markets”; and “Risk Factors — Risks Related to Our Common Stock and This Offering — Antidilution and other provisions in the warrants issued to the WL Ross Group may also adversely affect our stock price or our ability to raise additional financing”.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the risks described below, together with all other information and risk factors contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including any risk factors contained in our most recent annual report on Form 10-K or any subsequent quarterly reports on Form 10-Q incorporated by reference, before deciding whether an investment in our common stock is appropriate for you. There also may be additional risks and uncertainties not presently known to us, or risks that we currently consider immaterial, which could impair our operations or results. If any of these risks materialize, we may not be able to conduct our business as currently planned, and our financial condition, business, cash flows and operating results could be seriously adversely affected. In that case, you could lose all or part of your investment.

Risks Related to Our Common Stock and This Offering

Our Stock Price may Continue to Experience Large Fluctuations.

Historically, the price of our common stock has at times experienced rapid and severe price fluctuations. Our stock price ranged from a low of $7.42 per share to a high of $18.00 per share for the year ended August 31, 2010, from a low of $11.72 per share to a high of $20.18 per share for the three months ended November 30, 2010 and from a low of $18.96 to a high of $23.05 for the trading days during the period of December 1, 2010 to December 13, 2010. The price of our common stock may continue to fluctuate greatly in the future due to a variety of factors, including:

•	quarter-to-quarter variations in our operating results;

•	the depth and liquidity of the market for our common stock;

•	shortfalls in revenue or earnings from levels expected by securities analysts and investors;

•	any developments that materially impact investors’ or customers’ perceptions of our business prospects;

•	dilution resulting from our sale of additional shares of common stock;

•	general financial and other market conditions; and

•	domestic and international economic conditions.

In addition, public stock markets have experienced, and may in the future experience, extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to or disproportionately impacted by the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock in the future.

Management will have Broad Discretion as to the Use of the Proceeds from this Offering.

We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion regarding the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

In Connection with the Secured Term Loan the WL Ross Group Made to us and the Warrants which We Issued to the WL Ross Group, We also Agreed to Various Contractual Provisions which may Allow Members of the WL Ross Group and the Warrant Holders to Exert Significant Influence Over Us.

In June 2009, we entered into a credit agreement with WL Ross & Co. LLC and certain of its affiliates, which we refer to collectively as the WL Ross Group, which provided us with a three-year $75.0 million non-amortizing secured term loan which is due and payable on June 10, 2012. Our obligations under the credit agreement are secured by substantially all of the assets of our existing and future subsidiaries engaged in the refurbishment & parts business. We also pledged to the WL Ross Group certain amounts owed to us by certain of our subsidiaries, and subject to certain limited exceptions, all of our existing and future domestic subsidiaries are required to guarantee our obligations under the credit agreement.

In connection with the credit agreement, we issued warrants to the WL Ross Group to acquire 3,377,903 shares of our common stock at an exercise price of $6.00 per share. The exercise price and the number of shares issuable upon exercise of the warrants are subject to adjustment as provided in the warrant agreement. These warrants, which are exercisable through June 10, 2014, currently represent the right to acquire approximately 13.4% of our outstanding common stock calculated on a fully-diluted basis assuming the exercise in full of the warrants, before giving effect to this offering. In addition, members of the WL Ross Group may acquire additional shares of our common stock as long as their aggregate beneficial ownership does not exceed 19.9% (assuming exercise of the warrants). At the time we entered into the agreements with the WL Ross Group, we amended our stockholder rights agreement, which generally restricts any person from holding 12% or more of our common stock, to permit the WL Ross Group to be the beneficial owner of up to 19.9% of our common stock.

Additionally, in June 2009 we entered into an investor rights and restrictions agreement with members of the WL Ross Group. The investor rights and restrictions agreement required us to nominate to our board of directors two individuals designated by members of the WL Ross Group and requires us in future elections to nominate to our board one individual designated by members of the WL Ross Group. If at any time no such designee is serving on our board, a member of the WL Ross Group is entitled to board observer rights. In connection with the investor rights and restrictions agreement we have established an investment committee, which includes a representative from the WL Ross Group, to pursue potentially attractive investment opportunities in the North American railcar and marine barge manufacturing businesses and such committee is required to discuss in good faith whether to jointly pursue such opportunities.

The investor rights and restrictions agreement also provides certain holders of the warrants “piggy-back” and “demand” registration rights. Accordingly, provisions in the investor rights and restrictions agreement grant rights which could allow members of the WL Ross Group and the warrant holders the ability to exert significant influence over us.

Substantial Sales of the Shares of our Common Stock Issuable upon Exercise of the Warrants Issued to WL Ross & Co. LLC and Its Affiliates or Upon the Conversion of Our 2 3/8% Convertible Senior Notes Due 2026 could Adversely Affect Our Stock Price or Our Ability to Raise Additional Financing in the Public Capital Markets.

In June 2009, in connection with a secured loan that the WL Ross Group made to us, we issued warrants to the WL Ross Group to acquire 3,377,903 shares of our common stock at an exercise price of $6.00 per share. The exercise price and the number of shares issuable upon exercise of the warrants are subject to adjustment as provided in the warrant agreement. These warrants, which are exercisable through June 10, 2014, currently represent the right to acquire approximately 13.4% of our outstanding common stock calculated on a fully-diluted basis assuming the exercise in full of the warrants, before giving effect to this offering. The warrants may be transferred or sold in whole or in part at any time. If the WL Ross Group sells the warrants or if the WL Ross Group or a transferee of the warrants exercises the warrants and sells a substantial number of shares of our common stock in the future, or if investors perceive that these sales may occur, the market price of our common stock could decline or market demand for our common stock could be sharply reduced.

As of August 31, 2010, we had $67.7 million aggregate principal amount of our 2 3/8% convertible senior notes due 2026 outstanding. These notes are convertible at any time, at the option of the holder, into a total of 1,409,448 shares of common stock (at a current conversion price of $48.05 per share). The exercise of the warrants or the conversion of the notes and the subsequent sale of a substantial number of shares of our common stock could adversely affect demand for, and the market price of, our common stock. Each of these transactions could adversely affect our ability to raise additional financing by issuing equity or equity-based securities in the public capital markets.

We may Raise Additional Capital, which could have a Dilutive Effect on the Existing Holders of Our Common Stock and Adversely Affect the Market Price of Our Common Stock.

Except as described in the section entitled “Underwriting”, we are not restricted from issuing additional shares of our common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. We evaluate opportunities to access the capital markets taking into account our financial condition and other relevant considerations. Subject to market conditions, we may take further actions to raise capital in addition to the issuance of our common stock offered by this prospectus supplement. Such actions could include, among other things, the issuance of additional shares of our common stock.

The issuance of any additional shares of our common stock or securities convertible into or exchangeable for our common stock or that represent the right to receive our common stock, or the exercise of such securities, could be substantially dilutive to our shareholders, including purchasers of our common stock in this offering. Holders of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series of our capital stock and, therefore, such sales or offerings could result in increased dilution to our shareholders. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

Antidilution and other Provisions in the Warrants Issued to the WL Ross Group may Also Adversely Affect Our Stock Price or Our Ability to Raise Additional Financing.

The warrants issued to the WL Ross Group contain antidilution provisions that provide for adjustment of the warrants’ exercise price, and the number of shares issuable under the warrants, upon the occurrence of certain events. The exercise price and the number of shares of our common stock issuable upon the exercise of the warrants are subject to adjustment for:

•	common stock dividends, subdivisions or combinations;

•	other cash dividends and distributions in excess of a $0.08 per quarter cash dividend; and

•	reorganizations, reclassifications, consolidations, mergers or sale of our business.

The exercise price and the number of shares of our common stock issuable upon exercise of the warrants are also subject to adjustment in the event we issue shares of our common stock or convertible securities, subject to certain exceptions, without consideration or for a consideration per share that is less than 95% of the volume weighted average trading price of our common stock on the last trading day preceding the earlier of the date of agreement on pricing of such shares and the public announcement of the proposed issuance of such shares. The amount of such adjustment if any, is determined pursuant to a formula specified in the warrants and will depend on the number of shares issued, the offering price and the current market price of our common stock at the time of the issuance of such securities. Based on our calculations, we estimate that this offering would result in an increase in the aggregate number of shares of our common stock issuable upon exercise of the warrants and a decrease in the exercise price of the warrants. The actual amount of such adjustments may differ from our estimates. Adjustments to the warrants pursuant to these antidilution provisions may result in significant dilution to the interests of our existing shareholders and may adversely affect the market price of our common stock. The antidilution provisions may also limit our ability to obtain additional financing on terms favorable to us. Moreover, we may not realize any cash proceeds from the exercise of the warrants issued to the WL Ross Group. A holder of the warrants may opt for either a cashless exercise of all or part of the warrant or an exercise in consideration of cancellation of debt. In a cashless exercise, a holder of the warrants would make no cash payment to us, and would receive a number of shares of our common stock having an aggregate value equal to the excess of the then-current market price of the shares of our common stock issuable upon exercise of such warrants over the exercise price of such warrants. Similarly, in an exercise in consideration of cancellation of debt, in lieu of paying the exercise price for the warrants in cash, the WL Ross Group would exercise the warrants by agreeing to forgive a portion of our secured debt to the WL Ross Group having a value equal to the exercise price for such warrants. If a holder of the warrants issued to the WL Ross Group exercises the warrants in one of these manners, the issuance of common stock would be immediately dilutive to the interests of our other shareholders.

Our Governing Documents Contain Some Provisions that could Prevent or Make More Difficult an Attempt to Acquire Us.

Our Articles of Incorporation and Bylaws, as currently in effect, contain some provisions that could be deemed to have anti-takeover effects, including:

•	a classified board of directors, with each class containing as nearly as possible one-third of the total number of members of the board of directors and the members of each class serving for staggered three-year terms;

•	a vote of at least 55% of our voting securities to amend some provisions of our Articles of Incorporation;

•	no less than 120 days’ advance notice with respect to nominations of directors or other matters to be voted on by stockholders other than by or at the direction of the board of directors;

•	removal of directors only with cause; and

•	the calling of special meetings of stockholders only by the president, a majority of the board of directors or the holders of not less than 25% of all votes entitled to be cast on the matters to be considered at such meeting.

We also maintain a stockholder rights agreement pursuant to which each stockholder has received a dividend distribution of one preferred stock purchase right per share of common stock owned. The stockholder rights agreement and the other provisions discussed above could have anti-takeover effects because they may delay, defer or prevent an unsolicited acquisition proposal that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their common stock over the then-prevailing market price.

The Oregon Control Share Act and business combination law could limit parties who acquire a significant amount of voting shares from exercising control over us for specific periods of time. These acts could lengthen the period for a proxy contest or for a stockholder to vote their shares to elect the majority of our Board and change management. In addition, the investor rights and restrictions agreement contains certain restrictions on acquisition of additional equity securities by members of the WL Ross Group who have agreed not to engage in certain transactions without our approval. This agreement provides that the members of the WL Ross Group shall vote a portion of their shares of common stock in the same proportion as our other shareholders in connection with any election or removal of directors. These restrictions and provisions could have the effect of dissuading other stockholders from contesting director elections or attempting certain transactions with us, which could cause investors to view our securities as less attractive investments.

We Suspended Paying Dividends in Fiscal 2009 and there is no Assurance that We will Pay Dividends in the Future.

We suspended paying quarterly dividends as of the third quarter of fiscal 2009 and there is no assurance as to the payment of future dividends. In addition, the warrant agreement entered into in June 2009 with the WL Ross Group provides that the exercise price and the number of shares of our common stock issuable upon exercise of the warrants are subject to adjustment for dividends and distributions in excess of a $0.08 per quarter cash dividend. In addition, our revolving and operating lines of credit and the indenture governing our 8 3/8% senior notes due 2015 contain, and any future lines of credit, indentures or other indebtedness which may be incurred by us may contain, limitations on our ability to pay dividends. Our board of directors’ determination to maintain or modify our dividend policy will depend on numerous factors, including:

•	the state of our business, the environment in which we operate, and the various risks we face, including competition, changes in demand for our products and services, changes in our industry, and regulatory and other risks summarized in this prospectus supplement, the accompanying prospectus and the materials incorporated herein and therein by reference;

•	changes in the factors, assumptions, and other considerations made by our board of directors in reviewing and adopting our dividend policy;

•	our results of operations, financial condition, liquidity needs, and capital resources;

•	our expected cash needs, including for interest and any future principal payments on indebtedness, capital expenditures, taxes, and pension and other postretirement contributions; and

•	potential sources of liquidity, including borrowing under our revolving credit facility or possible asset sales.

We are not required to pay dividends and our stockholders do not have contractual or other rights to receive them. Our board of directors may not decide to pay dividends again in the future. If we continue not paying dividends, for whatever reason, shares of our common stock could become less liquid and the market price of our common stock could decline.

Resales of the Common Stock in the Public Market Following this Offering may Cause its Market Price to Fall.

We expect that we will issue 3,000,000 shares of our common stock in connection with this offering. The issuance of new shares of our common stock in this offering could have the effect of depressing the market price for shares of our common stock, and resales after completion of this offering of our common stock could cause its market price to fall.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares, after deducting estimated offering expenses, will be approximately $62.9 million.

We anticipate that we will use the net proceeds from this offering for general corporate purposes. Our management will have broad discretion to allocate the net proceeds from this offering for such purposes as working capital, capital expenditures, repayment or repurchase of a portion of our indebtedness or acquisitions of, or investments in, complementary businesses and products. We have no current agreements or commitments to use these proceeds to repay or repurchase any indebtedness or to make any material acquisitions or investments. Pending such uses, we plan to invest the net proceeds from this offering in highly liquid, investment-grade securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of August 31, 2010 on an actual basis and on an as adjusted basis for this offering.

This table should be read in conjunction with “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus supplement from our annual report on Form 10-K for the fiscal year ended August 31, 2010, and with our historical financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information”.

	As of August 31, 2010
		As Adjusted
	Actual	for this Offering
	(Audited)	(Unaudited)
	(In thousands)

Cash and cash equivalents	$98,864	$161,744
Debt
Revolving notes	$2,630	$2,630
Notes payable	498,700	498,700
Equity
Preferred stock — without par value, 25,000,000 shares authorized; none outstanding	—	—
Common stock — without par value; 50,000,000 shares authorized; 21,875,320 shares issued and outstanding at August 31, 2010; 24,875,320 shares issued and outstanding as adjusted for this offering	22	22
Additional paid-in capital	172,404	235,284
Retained earnings	120,716	120,716
Accumulated other comprehensive loss	(7,204)	(7,204)

Total stockholders’ equity controlling interest	285,938	348,818
Noncontrolling interest	11,469	11,469

Total equity	297,407	360,287

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY

Our common stock is listed on the New York Stock Exchange under the symbol “GBX”. On December 13, 2010, the closing price of our common stock on the New York Stock Exchange was $22.73 per share. The following table sets forth, for the fiscal periods indicated, the high and low sale prices of our common stock as reported on the New York Stock Exchange.

	High	Low

2011
Second Quarter (through December 13, 2010)	$23.05	$18.96
First Quarter	$20.18	$11.72
2010
Fourth Quarter	$15.45	$9.10
Third Quarter	$18.00	$9.23
Second Quarter	$12.32	$7.42
First Quarter	$14.05	$8.51
2009
Fourth Quarter	$14.67	$5.40
Third Quarter	$9.54	$1.86
Second Quarter	$8.55	$3.76
First Quarter	$22.45	$4.58

Quarterly dividends were suspended as of the third quarter 2009. A quarterly dividend of $0.04 per share was declared during the second quarter of 2009. Quarterly dividends of $0.08 per share were declared each quarter from the fourth quarter of 2005 through the first quarter of 2009. There is no assurance as to the payment of future dividends as they are dependent, among other things, upon future earnings, capital requirements and our financial condition and are at the discretion of our board of directors. The warrant agreement entered into in June 2009 with the WL Ross Group provides that the exercise price and the number of shares of our common stock issuable upon exercise of the warrants are subject to adjustment for dividends and distributions in excess of a $0.08 per quarter cash dividend. In addition, our revolving and operating lines of credit and the indenture governing our 8 3/8% senior notes due 2015 contain, and any future lines of credit, indentures or other indebtedness which may be incurred by us may contain, limitations on our ability to pay dividends.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes material U.S. federal income tax consequences associated with the purchase, ownership and disposition of shares of our common stock. This discussion deals only with shares of our common stock held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address special situations, including, without limitation, those of:

•	brokers or dealers in securities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt entities;

•	insurance companies;

•	persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons liable for alternative minimum tax;

•	U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	investors in pass-through entities;

•	entities or arrangements treated as partnerships for U.S. federal income tax purposes;

•	persons who acquired our common stock through the exercise of employee stock options or otherwise as compensation;

•	U.S. expatriates;

•	“controlled foreign corporations”; or

•	“passive foreign investment companies”.

This discussion does not address all aspects of U.S. federal income taxation and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances. Furthermore, this discussion is based upon the provisions of the Code, the existing and proposed U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any state, local or foreign tax consequences, or any U.S. federal tax consequences other than U.S. federal income tax consequences. Persons considering the purchase, ownership or disposition of our common stock should consult their own tax advisors concerning the U.S. federal tax consequences in light of their particular situations as well as any consequences arising under the laws of any other jurisdiction.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership purchasing our common stock, we urge you to consult your own tax advisor.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE

HOLDERS OF OUR COMMON STOCK ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS) OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a U.S. Holder of shares of our common stock. A “U.S. Holder” of common stock means a beneficial owner of common stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Dividends

If you receive a distribution in respect of shares of our common stock, it generally will be treated as a dividend to the extent it is paid from current or accumulated earnings and profits. If you receive a distribution that exceeds current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital reducing your tax basis in the common stock to the extent of your tax basis in that stock. Any remaining excess will be treated as capital gain. Under current legislation, dividend income may be taxed to an individual at rates applicable to long term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. The legislation providing for this long term capital gains treatment is scheduled to expire on December 31, 2010, at which time, unless such legislation is extended dividends received by an individual will generally be taxed at ordinary income rates. Any dividends that we pay to a U.S. Holder that is a U.S. Corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. In general, a dividend distribution to a corporate U.S. Holder may qualify for the 70% dividends received deduction if the U.S. Holder owns less than 20% of the voting power and value of our stock. You should consult your tax advisor regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and the reduced maximum tax rate on dividends.

Sale, Exchange, or Other Disposition of Common Stock

You will generally recognize capital gain or loss on a sale, exchange or certain other dispositions of our common stock. Your gain or loss will equal the difference between your amount realized and your tax basis in the stock. Your amount realized will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized on a sale or exchange of stock will be long-term capital gain or loss if you have held the stock for more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations.

Medicare Contribution Tax

For taxable years beginning after December 31, 2012, newly enacted legislation requires certain U.S. Holders who are individuals, estates or certain trusts to pay a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes, among other things, dividends and capital gains from the sale other dispositions of stock, unless such dividend income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our common stock.

Information Reporting and Backup Withholding

Under certain circumstances, U.S. Treasury regulations require information reporting and backup withholding on certain payments on common stock or on the sale thereof. When required, we will report to the Internal Revenue Service and to each U.S. Holder the amounts paid on or with respect to our common stock and the U.S. federal withholding tax, if any, withheld from such payments. A U.S. Holder will be subject to backup withholding on the dividends paid on the common stock and proceeds from the sale of the common stock at the applicable rate (which is currently 28%) if the U.S. Holder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status (such as a certification of corporate status), (b) has been notified by the Internal Revenue Service that it is subject to backup withholding as a result of the failure to properly report payments of interest or dividends, or (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A U.S. Holder may be eligible for an exemption from backup withholding by providing a properly completed Internal Revenue Service Form W-9 to us or our paying agent.

Backup withholding does not represent an additional U.S. federal income tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information or returns are timely furnished by the holder to the Internal Revenue Service.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder of shares of our common stock. A “Non-U.S. Holder” is a beneficial owner of common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

Dividends

Dividends paid to you, if any, generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you wish to claim the benefit of an applicable income tax treaty for dividends, you will be required to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalties of perjury that you are not a U.S. person and that you are entitled to the benefits of the applicable income tax treaty. Special certification and other requirements may apply to certain Non-U.S. Holders that are entities rather than individuals.

Dividends that are effectively connected with your conduct of a trade or business within the United States and, if certain treaties apply, are attributable to your U.S. permanent establishment, are not subject to the withholding tax but instead are subject to U.S. federal income tax rates in the same manner as if you were a U.S. Holder. Special certification and disclosure requirements, including the completion of Internal Revenue Service Form W-8ECI (or any successor form), must be satisfied for effectively connected dividends to be exempt from withholding. If you are a foreign corporation, any such effectively connected dividends received by you may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Sale, Exchange or Other Disposition of Common Stock

You generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other disposition of shares of our common stock unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States, and, if certain income tax treaties apply, is attributable to your U.S. permanent establishment;

•	if you are an individual and hold shares of our common stock as a capital asset, you are present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

If you are an individual and are described in the first bullet above, you will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if you were a U.S. Holder. If you are an individual and are described in the second bullet above, you will be subject to a flat 30% tax on the gain derived from the sale, exchange or other disposition, which may be offset by U.S. source capital losses (even though you are not considered a resident of the United States). If you are an individual and eligible for the benefits of a tax treaty between the United States and your country of residence, any such gain will be subject to United States federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States and the Non-U.S. Holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN (or suitable successor or substitute form). If you are a foreign corporation and are described in the first bullet above, you will be subject to tax on your gain under regular graduated U.S. federal income tax rates in the same manner as if you were a U.S. Holder and, in addition, may be subject to the branch profits tax on your effectively connected earnings and profits at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty.

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe we are not, and do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

In general, we must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to that holder and the U.S. federal withholding tax withheld with respect to those dividends, regardless of whether withholding is reduced or eliminated by an applicable income tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established.

U.S. backup withholding tax (currently at a rate of 28%) is imposed on certain dividend payments to Non-U.S. Holders that fail to furnish the information required under the U.S. information reporting requirements. Dividends on common stock paid to a Non-U.S. Holder will generally be exempt from backup withholding, provided the Non-U.S. Holder meets applicable certification requirements, including providing a correct and properly executed Internal Revenue Service Form W-8BEN, or otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding does not represent an additional U.S. federal income tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information or returns are timely furnished by the holder to the Internal Revenue Service.

Foreign Account Legislation

Recently enacted legislation, that is effective for amounts paid after December 31, 2012, generally will impose a withholding tax of 30% on any dividends on our common stock paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to, among other things, collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation will also generally impose a withholding tax of 30% on any dividends on our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either certification that such entity does not have any substantial United States owners or identification of the direct and indirect substantial U.S. owners of the entity. Finally, withholding of 30% also generally will apply to the gross proceeds of a disposition of our common stock paid to a foreign financial institution or to a non-financial foreign entity unless the reporting and certification requirements described above have been met. Under certain circumstances, a Non-U.S. Holder of our common stock may be eligible for refunds or credits of such taxes. Investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on their investment in our common stock.

UNDERWRITING

We and Goldman, Sachs & Co. have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, Goldman, Sachs & Co. has agreed to purchase all of the 3,000,000 shares offered hereby.

We have agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act, or to contribute to payments Goldman, Sachs & Co. may be required to make in respect of those liabilities.

Goldman, Sachs & Co. may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers.

Goldman, Sachs & Co. proposes to offer the shares of common stock from time to time for sale in one or more transactions in the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, Goldman, Sachs & Co. may be deemed to have received compensation in the form of underwriting discounts. Goldman, Sachs & Co. may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from Goldman, Sachs & Co. and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

In connection with the offering, Goldman, Sachs & Co. may purchase and sell shares of our common stock in the open market. These transactions may include short sales and purchases to cover positions created by short sales. Short sales involve the sale by Goldman, Sachs & Co. of a greater number of shares than it is required to purchase in the offering. Goldman, Sachs & Co. will need to close out any short sale by purchasing shares in the open market. Goldman, Sachs & Co. is likely to create a short position if it is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

Purchases to cover a short position, as well as other purchases by Goldman, Sachs & Co. for its own account, may have the effect of preventing or retarding a decline in the market price of our common stock, and may maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

No Sales of Similar Securities

We, our executive officers and directors and certain of their affiliates have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for or exercisable for common stock, for 90 days after the date of this prospectus without first obtaining the written consent of Goldman, Sachs & Co. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant for the sale of any common stock;

•	lend or otherwise dispose of or transfer any common stock;

•	request or demand that we file a registration statement related to the common stock; or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for or repayable with our common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

New York Stock Exchange Listing

The shares are listed on the New York Stock Exchange under the symbol “GBX”.

Other Relationships

Goldman, Sachs & Co. and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Goldman, Sachs & Co. and its affiliates have engaged in, and may in the future engage in, investment banking, financial advisory, and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, Goldman, Sachs & Co. and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Goldman, Sachs & Co. and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the EEA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by Goldman, Sachs & Co. to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive); or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of shares shall result in a requirement for the publication by us or Goldman, Sachs & Co. of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or Goldman, Sachs & Co. to produce a prospectus for such offer. Neither we nor Goldman, Sachs & Co. has authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by Goldman, Sachs & Co. which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and Goldman, Sachs & Co. that:

(A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of Goldman, Sachs & Co. has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and Goldman, Sachs & Co. has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus, do not constitute an issue prospectus pursuant to Article 652a and/or 1156 of the Swiss Code of Obligations. The shares will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by the issuer from time to time. This document, as well as any other material relating to the shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorised financial adviser.

LEGAL MATTERS

Tonkon Torp LLP, Portland, Oregon, will pass upon the validity of the common stock being offered by this prospectus supplement and certain other legal matters, and Paul, Hastings, Janofsky & Walker LLP, Orange County, California, will pass upon certain legal matters for us in connection with the offered securities. Certain legal matters will be passed upon for Goldman, Sachs & Co. by Gibson, Dunn & Crutcher LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from the Company’s annual report on Form 10-K for the year ended August 31, 2010, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been incorporated herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the website maintained by the SEC at http://www.sec.gov.

You may also obtain free copies of the documents that we file with the SEC by going to the Investors Information section of our website, http://www.gbrx.com. The information provided on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. Any information incorporated by reference into this prospectus supplement is considered to be part of this prospectus supplement from the date we file that document. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-13146) which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2010 filed with the SEC on November 10, 2010;

•	Our Current Reports on Form 8-K filed with the SEC on November 16, 2010 and December 13, 2010;

•	Our Definitive Proxy Statement on Schedule 14A, filed on November 24, 2010, in connection with our 2011 Annual Meeting of Shareholders;

•	The description of our common stock set forth in our registration statement on Form S-1, as declared effective on July 11, 1994 (Registration No. 33-78852), which description has been updated by our registration statement on Form S-3 filed with the SEC on July 25, 2006; and

•	The description of our preferred share purchase rights set forth in our registration statement on Form 8-A filed with the SEC on July 16, 2004, which description has been updated by our registration statement on Form S-3 filed with the SEC on July 25, 2006.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document or other report that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. These documents include proxy statements and periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and, to the extent they are considered filed and except as described above, current reports on Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. If you would like to request documents from us, please send a request in writing or by telephone to us at the following address:

The Greenbrier Companies, Inc.
One Centerpointe Drive, Suite 200
Lake Oswego, OR 97035
(503) 684-7000
Attn: Secretary

PROSPECTUS

$300,000,000
Common Stock
Preferred Stock
Debt Securities
Guarantees
Warrants
Rights
Units

From time to time, we may offer up to $300,000,000 of our common stock, preferred stock, debt securities, warrants or rights to purchase common stock, preferred stock or debt securities or any combination of these securities, and units consisting of common stock, preferred stock, debt securities or warrants or any combination of these securities, in one or more transactions. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants or rights.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is traded on the New York Stock Exchange under the symbol “GBX”. On April 5, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $11.99. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the New York Stock Exchange or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 2 and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, (or through a combination of these methods or any other method as provided in the applicable prospectus supplement) on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock or preferred stock, various series of debt securities, guarantees, rights and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $300,000,000. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants or rights. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information”, before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus, is accurate only as of the date on the front cover of this prospectus, the applicable free writing prospectus supplement or free writing prospects, as applicable, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information”. The Greenbrier Companies is our registered trademark. Gunderson, Maxi-Stack, Auto-Max and YSD are registered trademarks of Gunderson LLC.

THE GREENBRIER COMPANIES, INC.

We are one of the leading designers, manufacturers and marketers of railroad freight car equipment in North America and Europe, a manufacturer and marketer of ocean-going marine barges in North America and a leading provider of railcar refurbishment and parts, leasing and other services to the railroad and related transportation industries in North America.

We operate an integrated business model in North America that combines freight car manufacturing, repair and refurbishment, component parts reconditioning, leasing and fleet management services to provide customers with a comprehensive set of freight car solutions. This model allows us to develop synergies between our various business activities.

We operate in three primary business segments: Manufacturing, Refurbishment & Parts and Leasing & Services. Financial information about our business segments for the years ended August 31, 2009, 2008 and 2007 is located in Note 24 to the Consolidated Financial Statements in our Annual Report on Form 10-K, filed November 12, 2009.

The Greenbrier Companies, Inc., which was incorporated in Delaware in 1981, consummated a merger on February 28, 2006 with its affiliate, Greenbrier Oregon, Inc., an Oregon corporation, for the sole purpose of changing its state of incorporation from Delaware to Oregon. Greenbrier Oregon survived the merger and assumed the name, The Greenbrier Companies, Inc. Our principal executive offices are located at One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, our telephone number is (503) 684-7000, and our website is located at www.gbrx.com. The information found on, or accessible through, our website is not part of this prospectus.

In this prospectus, we refer to common stock, preferred stock, debt securities, warrants, rights and units collectively as “securities”. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we”, “us”, “our”, the “Company”, “Greenbrier” and similar references refer to The Greenbrier Companies, Inc., an Oregon corporation, and its wholly-owned subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents, including our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q as well as any amendments thereto, and in other filings with the SEC, that are incorporated by reference into this prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” of Greenbrier within the meaning of Section 27A of the Securities Act of 1933, as amended, the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:

•	availability of financing sources and borrowing base for working capital, other business development activities, capital spending and railcar warehousing activities;

•	ability to renew, maintain or obtain sufficient lines of credit and performance guarantees on acceptable terms;

•	ability to utilize beneficial tax strategies;

•	ability to grow our refurbishment & parts and lease fleet and management services businesses;

•	ability to obtain sales contracts which provide adequate protection against increased costs of materials and components;

•	ability to obtain adequate insurance coverage at acceptable rates;

•	ability to obtain adequate certification and licensing of products; and

•	short- and long-term revenue and earnings effects of the above items.

Forward-looking statements are subject to a number of uncertainties and other factors outside our control. The following factors, among others, could cause actual results or outcomes to differ materially from the forward-looking statements:

•	fluctuations in demand for newly manufactured railcars or marine barges;

•	delays in receipt of orders, risks that contracts may be canceled during their term or not renewed and that customers may not purchase the amount of products or services under the contracts as anticipated;

•	ability to maintain sufficient availability of credit facilities and to maintain compliance with or to obtain appropriate amendments to covenants under various credit agreements;

•	domestic and global political or economic conditions including such matters as terrorism, war, embargoes or quotas;

•	growth or reduction in the surface transportation industry;

•	ability to maintain good relationships with third party labor providers or collective bargaining units;

•	steel and specialty component price fluctuations, scrap surcharges, steel scrap prices and other commodity price fluctuations and their impact on product demand and margin;

•	a delay or failure of acquired businesses, start-up operations, or new products or services to compete successfully;

•	changes in product mix and the mix of revenue levels among reporting segments;

•	labor disputes, energy shortages or operating difficulties that might disrupt operations or the flow of cargo;

•	production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of alliance partners, subcontractors or suppliers;

•	ability to renew or replace expiring customer contracts on satisfactory terms;

•	ability to obtain and execute suitable contracts for railcars held for sale;

•	lower than anticipated lease renewal rates, earnings on utilization based leases or residual values for leased equipment;

•	discovery of defects in railcars resulting in increased warranty costs or litigation;

•	resolution or outcome of pending or future litigation and investigations;

•	financial condition of principal customers;

•	competitive factors, including introduction of competitive products, new entrants into certain of our markets, price pressures, limited customer base and competitiveness of our manufacturing facilities and products;

•	industry overcapacity and our manufacturing capacity utilization;

•	decreases in carrying value of inventory, goodwill or other assets due to impairment;

•	severance or other costs or charges associated with lay-offs, shutdowns, or reducing the size and scope of operations;

•	changes in future maintenance or warranty requirements;

•	ability to adjust to the cyclical nature of the railcar industry;

•	changes in interest rates and financial impacts from interest rates;

•	ability and cost to maintain and renew operating permits;

•	actions by various regulatory agencies;

•	changes in fuel and/or energy prices;

•	risks associated with our intellectual property rights or those of third parties, including infringement, maintenance, protection, validity, enforcement and continued use of such rights;

•	expansion of warranty and product support terms beyond those which have traditionally prevailed in the rail supply industry;

•	availability of a trained work force and availability and/or price of essential raw materials, specialties or components, including steel castings, to permit manufacture of units on order;

•	failure to successfully integrate acquired businesses;

•	discovery of unknown liabilities associated with acquired businesses;

•	failure of or delay in implementing and using new software or other technologies;

•	ability to replace maturing lease revenue and earnings with revenue and earnings from additions to the lease fleet and management services;

•	credit limitations upon our ability to maintain effective hedging programs; and

•	financial impacts from currency fluctuations and currency hedging activities in our worldwide operations.

Any forward-looking statements should be considered in light of these factors. Words such as “anticipates”, “believes”, “forecast”, “potential”, “contemplates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “could”, “would”, “will”, “may”, “can” and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements. In evaluating an investment in our securities, you should carefully consider the discussion of risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents, including our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto, and in other filings with the SEC, that are incorporated by reference into this prospectus. You should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference”, completely and with the understanding that our actual future results may be materially different from what we expect.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges on a consolidated basis for the periods indicated. The ratio of earnings to fixed charges below has been computed by dividing earnings before fixed charges by fixed charges. Earnings before fixed charges consist of earnings (loss) before income tax, noncontrolling interest and equity in unconsolidated subsidiaries, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and the portion of rental expense that we believe is representative of the interest component of lease expense. The ratio calculated below is not the same as the calculation of similarly titled fixed charge coverage ratios required by our existing debt agreements.

						Six Months Ended
	Fiscal Years Ended August 31					February 28
	2005	2006	2007	2008	2009	2009	2010
	(In thousands, except for ratios)

Earnings (loss) before income tax, noncontrolling interest and equity in unconsolidated subsidiaries	$50,000	$60,144	$30,914	$30,488	$(74,215)	$(19,056)	$(10,876)
Interest expense	14,835	26,317	43,206	44,320	45,912	20,917	23,517
Estimated interest portion of rent expense	5,591	6,465	7,249	11,371	11,869	5,189	5,699

	$70,426	$92,926	$81,369	$86,179	$(16,434)	$7,050	$18,340

Fixed charges	$20,426	$32,782	$50,455	$55,691	$57,781	$26,106	$29,216
Ratio of earnings to fixed charges(1)	3.45	2.83	1.61	1.55	(0.28)	0.27	0.63
Deficiency of earnings to fixed charges					$74,215	$19,056	$10,876

(1)	Our earnings were insufficient to cover our fixed charges in the twelve months ended August 31, 2009, and the six months ended February 28, 2009 and 2010.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock or preferred stock, various series of debt securities, rights and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $300,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants or rights. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exercise, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•	events of default;

•	restriction on transfer, sale or other assignment;

•	security and subordination;

•	terms of modification;

•	conversion prices; and

•	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add or update information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock.  We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Preferred Stock.  We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation there are 25,000,000 shares of preferred stock authorized. Our board of directors has the authority, without further action by shareholders, to designate the shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. We have not issued any preferred stock, but in connection with stockholder rights agreement, have designated 200,000 shares of preferred stock as Series A participating preferred stock.

If we sell any series of preferred stock under this prospectus, we will fix the designations, powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. Convertible preferred stock will be convertible into or exchangeable for our common stock or our other securities at predetermined conversion rates. We may prescribe that conversion of such securities shall be mandatory or at your option. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities.  We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt and may be secured or unsecured. The senior debt securities will rank equally with any unsubordinated debt. The subordinated debt securities will rank equally with all of our other subordinated debts. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities at predetermined conversion rates. We may prescribe that conversion of such securities shall be mandatory or at your option.

The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed these indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Guarantees.  Our debt securities may be guaranteed by any of the Subsidiary Guarantors listed on this prospectus. The specific terms and provisions of each guarantee will be described in the applicable prospectus supplement.

Warrants.  We may issue warrants for the purchase of common stock, preferred stock, debt securities or other securities in one or more series. We may issue warrants together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Rights.  We may issue rights for the purchase of common stock, preferred stock, debt securities or other securities in one or more series. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In this prospectus, we have summarized certain general features of the rights. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of rights being offered, as well as the complete rights agreements that contain the terms of the rights. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreements that describes the terms of the rights we are offering, and any supplemental agreements, before the issuance of the related series of rights.

Units.  We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units it is offering before the issuance of the related series of units.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is a general summary of the terms of our common stock and preferred stock. The description below does not include all of the terms of the common stock and preferred stock and should be read together with our Articles of Incorporation, Bylaws, as amended, the rights agreement governing our stockholder rights plan, as amended, and our investor rights and restrictions agreement, copies of which have been filed with the SEC.

General

Under our Articles of Incorporation, we are authorized to issue 75,000,000 shares, of which 50,000,000 have been designated shares of common stock, without par value, and 25,000,000 have been designated shares of preferred stock, without par value. Further, in connection with the stockholders rights agreement described below, the board of directors has designated 200,000 shares of preferred stock as Series A participating preferred stock. As of April 6, 2010, 17,382,560 shares of common stock were issued and outstanding. We have not issued any shares of our preferred stock.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. There are no cumulative voting rights. Holders of common stock have no preemptive or conversion rights and are entitled to receive ratable dividends when and if declared by the board of directors out of funds legally available for the payment of dividends, subject to any preferential rights of any then-outstanding preferred stock. There are no redemption or sinking fund provisions applicable to common stock. Subject to the rights of holders of any preferred stock, holders of common stock are entitled to share ratably in our assets legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities. Our common stock is listed on the New York Stock Exchange under the symbol “GBX”.

Preferred Stock

The board of directors may, without further action by the shareholders, issue preferred stock in one or more series and fix the rights and preferences of the preferred stock, including voting rights, dividend rates, conversion rights, terms of redemption (including sinking fund provisions) and liquidation preferences. The issuance of preferred stock by action of the board of directors could adversely affect the voting power, dividend rights and other rights of holders of common stock. Issuance of a series of preferred stock also could, depending upon the terms of series, impede the completion of a merger, tender offer or other takeover attempt. In connection with the stockholders rights plan described below, the board has designated 200,000 shares of preferred stock as Series A participating preferred stock, without par value. None of these shares of preferred stock have been issued or are outstanding. The number of shares of Series A participating preferred stock may be increased or decreased by the board without shareholder approval provided that the number of shares of Series A participating preferred stock is at least equal to the number of shares outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities.

When the Series A participating preferred stock is issued, each holder of one one-hundredth of a share of Series A participating preferred stock will be entitled to one vote on all matters to be voted upon by the shareholders. Except as otherwise provided, holders of Series A participating preferred stock and common stock will vote together as a single class. The Series A participating preferred stock will rank junior to all other series of our preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, but senior to our common stock. Such shares of Series A participating preferred stock will not be redeemable.

Antitakeover Provisions

Our Articles of Incorporation and Bylaws, as currently in effect, contain provisions that may have the effect of delaying, deferring or preventing a change in control of our ownership or management. They provide for:

•	a classified board of directors, with each class containing as nearly as possible one-third of the total number of members of the board of directors and the members of each class serving for staggered three-year terms;

•	a vote of at least 55% of our voting securities to amend some provisions of the Articles of Incorporation;

•	no less than 120 days’ advance notice with respect to nominations of directors or other matters to be voted on by shareholders other than by or at the direction of the board of directors;

•	removal of directors only with cause;

•	the calling of special meetings of shareholders only by the president, a majority of the board of directors or the holders of not less than 25% of all votes entitled to be cast on the matters to be considered at such meeting;

•	the issuance of preferred stock by the board without further action by the shareholders; and

•	the designation of the terms of preferred stock issuable pursuant to a stockholder rights agreement, as described below.

Antitakeover Effects of Provisions of Oregon Law

Oregon Takeover Statute; Hostile Takeovers.  The Oregon Control Share Act, or OCSA, regulates the process by which a person may acquire control of certain Oregon-based corporations without the consent and cooperation of the board of directors. The OCSA provisions restrict a shareholder’s ability to vote shares of stock acquired in certain transactions not approved by the board that cause the acquiring person to gain control of a voting position exceeding one-fifth, one-third, or one-half of the votes entitled to be cast in an election of directors. Shares acquired in a control share acquisition have no voting rights except as authorized by a vote of the shareholders. A corporation may opt out of the OCSA by provision in the corporation’s articles of incorporation or bylaws. We have not opted out of the coverage of the OCSA.

Interested Shareholder Transactions.  Except under certain circumstances, the Oregon Business Corporation Act, or OBCA, prohibits a “business combination” between a corporation and an “interested shareholder” within three years of the shareholder becoming an “interested shareholder”. Generally, an “interested shareholder” is a person or group that directly or indirectly owns, controls, or has the right to acquire or control, the voting or disposition of 15% or more of the outstanding voting stock or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years. A “business combination” is defined broadly to include, among others, (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested shareholder, (ii) certain transactions resulting in the issuance or transfer to the interested shareholder of any stock of the corporation or its subsidiaries, (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested shareholder, and (iv) receipt by the interested shareholder of the benefit (except proportionately as a shareholder) of any loans, advances, guarantees, pledges, or other financial benefits. A business combination between a corporation and an interested shareholder is prohibited for three years following the date that the shareholder became an “interested shareholder” unless (i) prior to the date the person became an interested shareholder, the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested shareholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85% of the corporation’s voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

These restrictions placed on interested shareholders by the OBCA do not apply under certain circumstances, including, but not limited to, the following: (i) if the corporation’s original articles of incorporation contain a provision expressly electing not to be governed by the applicable section of the OBCA; or (ii) if the corporation, by action of its shareholders, adopts an amendment to its bylaws or articles of incorporation expressly electing not to be governed by the applicable section of the OBCA, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote. Such an amendment, however, generally will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested shareholder at or prior to such adoption. We have not elected to be outside the coverage of the applicable sections of the OBCA.

Board Of Directors’ Criteria For Evaluating Business Combinations.  Under the OBCA, members of the board of directors of a corporation are authorized to consider certain factors in determining the best interests of the corporation when evaluating any (i) offer of another party to make a tender or exchange offer, (ii) merger or consolidation proposal, or (iii) offer of another party to purchase or otherwise acquire all or substantially all of the assets of the corporation. These factors include the social, legal and economic effects on employees, customers and suppliers of the corporation and on the communities and geographical areas in which the corporation and its subsidiaries operate, the economy and the state of the nation, the long-term and short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation, and other relevant factors.

Investor Rights and Restrictions Agreement

On June 10, 2009, we entered into (i) a credit agreement with WLR Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P., WL Ross & Co. LLC, and certain other parties thereto providing us a $75 million secured term loan; and (ii) a warrant agreement with Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P., and other holders from time to time party thereto, the Warrant Agreement, whereby we issued warrants to purchase an aggregate of 3,377,903 shares of our common stock, referred to herein as, WLR Warrants. The initial exercise price of the WLR Warrants is $6.00 per share, and the exercise price and the number of shares of common stock issuable upon exercise of the WLR Warrants are subject to adjustment as provided for in the Warrant Agreement. In connection with the WLR Credit Agreement and the Warrant Agreement, we entered into the Investor Rights and Restrictions Agreement, dated as of June 10, 2009, with WL Ross & Co. LLC and certain affiliates, referred to herein as the WLR Funds, and the holders of the WLR Warrants from time to time party thereto.

Among other things, the Investor Rights Agreement provides that we will cause two designees of Recovery Fund IV, L.P., to be appointed to our board of directors, each of whom shall be appointed to a separate class. In addition, the Investor Rights Agreement also provides that subject to certain exceptions, we may not issue common stock or securities convertible into, or exercisable or exchangeable for, common stock, without consideration or for consideration per share (or having a conversion or exercise price per share) that is less than $6.00 per share (as adjusted for stock splits, dividends, combinations, etc.), without the prior consent, not to be unreasonably withheld, of a majority of the holders of the WLR Warrants.

The Investor Rights Agreement also provides, if permitted by law and the rules and regulations of the applicable stock exchange, if we conduct a primary, public offering of our common stock (other than one where we reasonably believe that the price per share to the public will be in excess of $6.00), certain holders of the WLR Warrants the right to participate in proportion to their ownership of our common stock (calculated as if the warrants were exercised). The Investor Rights Agreement also grants the holders of the WLR Warrants certain registration rights. The terms and conditions of such participation rights and registration rights are set forth in the Investor Rights Agreement.

Stockholder Rights Agreement

We entered into a stockholder rights agreement, dated July 13, 2004, as amended on November 9, 2004, February 5, 2005, and June 10, 2009, between us and a rights agent. Pursuant to the rights agreement, each stockholder of record as of July 26, 2004 received a dividend distribution of one preferred stock purchase right per share of common stock. Each right initially entitles the registered holder to purchase one one-hundredth of a share of Series A participating preferred stock, at a price of $100 per right, subject to adjustment. The rights are not presently exercisable. Until they become exercisable, the rights will automatically trade with the underlying common stock and no separate preferred stock purchase rights certificates will be distributed at this time. The rights can be exercised on a cashless basis at the discretion of the board of directors. The rights will expire at the earlier of July 26, 2014 or the redemption or exchange of the rights.

Subject to certain exceptions, the rights become exercisable ten days following the date any person or group becomes an Acquiring Person, as defined in the agreement. The agreement provides that an “Acquiring Person” is, subject to certain exceptions, any person who first acquires 12% or more of our common stock or any person or group, commencing a tender offer, the consummation of which would result in that person or group beneficially owning 12% or more of our outstanding common stock. In connection with the Investor Rights and Restrictions Agreement, we amended the stockholder rights agreement to provide the WLR Funds shall not be deemed to be an Acquiring Person unless their beneficial ownership exceeds 19.9% of our common stock.

If the rights become exercisable as described in the preceding paragraph, each holder of rights will be entitled to exercise such rights in order to receive that number of shares of our common stock equal to twice the exercise price of the rights. In addition, in the event of a business combination or certain sale transactions, the rights permit their holders to receive, upon the exercise at the then-current exercisable price, that number of shares of the acquirer’s or surviving corporation’s common stock having a market value of two times the exercise price of the right. In each case, the rights associated with the shares of our common stock owned by the Acquiring Person become null and void.

At any time after a person or group becomes an Acquiring Person and before the person or group acquires 50% or more of our common stock, we may exchange all of the then-outstanding rights, other than rights held by the Acquiring Person, for common stock at an exchange ratio of one share of common stock per rights, subject to readjustment. The agreement also provides that in accordance with certain provisions we may, by action of our board of directors, at any time until 10 days after a person meets the triggering threshold under the plan redeem the rights for $0.01 per right and terminate the rights agreement.

Number of Directors; Filling Vacancies

Our Bylaws, as currently in effect, provide that the number of directors shall be eleven. The shareholders and the board of directors have the authority to adopt, repeal or amend the bylaws. The affirmative vote of a majority of the total number of votes of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, may remove any director only with cause. Unless previously filled by the holders of at least a majority of the shares of capital stock entitled to vote for the election of directors, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material features, terms and provisions of any debt securities that we may offer under this prospectus. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. As of the date of this prospectus, substantially all of our assets are pledged to secure indebtedness under our existing credit facilities. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture) will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a current report on Form 8-K, incorporated by reference in this prospectus. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We conduct substantially all of our operations though subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary.

We may issue senior debt securities or subordinated debt securities under one or separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under one or more senior indentures that we will enter into with the trustees named in such senior indentures and subordinated debt securities will be issued under one or more subordinated indentures that we will enter into with the trustees named in such subordinated indentures. Any senior debt indentures and subordinated debt indentures are referred to individually in this prospectus as the “indenture” and collectively as the “indentures”. The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to, governed by and qualified under, the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. We use the term “debenture trustee” to refer to either a trustee under a senior indenture or a trustee under a subordinated indenture, as applicable. We have filed forms of indentures to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Any indentures will contain the full legal text of the matters described in this section of the prospectus, as applicable. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture, not the summary provided herein or in any prospectus supplement or supplements. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities, the terms of the debt securities being offered, including, but not limited to:

•	the title and series of debt securities;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•	the principal amount due at maturity;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be convertible into shares of common stock, preferred stock or other securities or property and, if so, the terms of such conversion;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the terms of any guarantee of the payment of principal, interest and premium, if any, with respect to debt securities of the series and any corresponding changes to the provisions of the applicable indenture;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•	the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•	the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•	if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•	whether such debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

•	whether such debt securities will be guaranteed and the terms thereof; and

•	any other terms of the series of debt securities (which shall not be inconsistent with the provisions of the indentures, except as permitted by a supplemental indenture, but which may modify or delete any provisions of the indentures insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the U.S. or regulations thereunder or advisable (as determined by us) in connection with the marketing of the debt securities of the series.

Guarantee

Our debt securities may be guaranteed by any of the Subsidiary Guarantors listed on this prospectus. The specific terms and provisions of each guarantee will be described in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or other securities, in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that it may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any warrants, the terms of the warrants being offered, including, but not limited to:

•	the offering price of securities that include such warrants and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price or prices that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant agreement representing the warrants to be exercised together with specified information, and paying the required amount to us in immediately available funds, as provided in the applicable prospectus supplement.

Upon receipt of the required payment and the warrant agreement properly completed and duly executed at our or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant agreement are exercised, then we will issue a new warrant agreement for the remaining amount of warrants. Holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock, debt securities or other securities in one or more series. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreements that describes the terms of the rights we are offering, and any supplemental agreements, before the issuance of the related series of rights. The following summaries of material terms and provisions the rights are subject to, and qualified in their entirety by reference to, all the provisions of the rights agreement and any supplemental agreements applicable to a particular series of rights. We urge you to read the applicable prospectus supplements related to the particular series of rights that we may offer under this prospectus, as well as any related free writing prospectuses and the complete rights agreement and any supplemental agreements that contain the terms of the rights.

General

We will describe in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any rights, the terms of the rights being offered, including, but not limited to:

•	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

•	the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the effect of any merger, consolidation, sale or other disposition of our business on the rights agreements and the rights;

•	the manner in which the rights agreements may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the rights;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price or prices that we describe in the applicable prospectus supplement. Holders of the rights may exercise the rights at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will become void.

Holders of the rights may exercise the rights by delivering the rights agreement representing the rights to be exercised together with specified information, and paying the required amount to us in immediately available funds, as provided in the applicable prospectus supplement.

Upon receipt of the required payment and the rights agreement properly completed and duly executed at our or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the rights represented by the rights agreement are exercised, then we will issue a new rights agreement for the remaining amount of rights. Holders of the rights may surrender securities as all or part of the exercise price for rights.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any series of units, the terms of the series of units being offered, including, but not limited to:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Capital Stock”, “Description of Debt Securities” and “Description of Warrants” will apply to each unit to the extent comprised of any such security included in each unit, as well as the underlying, relevant securities, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities” below.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including, among other things, working capital, financing possible acquisitions, repayment of obligations that have matured, and reducing or refinancing indebtedness that may be outstanding at the time of any offering under this prospectus.

We have not specifically allocated the proceeds to those purposes as of the date of this prospectus. Pending these uses, we may invest the net proceeds in short-term, investment-grade securities. The precise amount and timing of the application of proceeds from the sale of securities will depend on our funding requirements and the availability and cost of other funds at the time of sale. Allocation of proceeds of a particular series of securities, or the principal reason for the offering if no allocation has been made, will be described in the applicable prospectus supplement or in any related free writing prospectus.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form to “holders” and “indirect holders” or as global securities. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As discussed below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name”. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and will make all payments, if any, on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment, if any, or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities but instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not us or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, with or without an underwriting syndicate, through agents, or directly to one or more purchasers through a specific bidding or auction process, a rights offering, or otherwise, or through a combination of these methods or through any other method described in a prospectus supplement. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices or in competitively bid transactions.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the terms of any rights;

•	any public offering price;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

We may also make direct sales through rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through rights, the rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement, the documents incorporated by reference or the free writing prospectus with respect to the offer of securities under the rights will set forth the relevant terms of the rights.

We may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors or other purchasers to purchase our securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Unless otherwise specified in an applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York Stock Exchange under the symbol “GBX”. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities. We cannot guarantee the liquidity of the trading markets for any securities.

In connection with any offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price and are made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

Any underwriters that are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in our common stock on the New York Stock Exchange in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Tonkon Torp LLP, Portland, Oregon will pass upon the validity of the securities being offered by this prospectus. Any underwriter, dealer or agent may be advised about issues relating to any offering by its own legal counsel. The name of the law firm or law firms advising any underwriters, dealers or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K dated April 6, 2010, and the effectiveness of the Company’s internal control over financial reporting incorporated by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the adoption of accounting guidance related to convertible debt and noncontrolling interests and, (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the website maintained by the SEC at http://www.sec.gov.

You may also obtain free copies of the documents that we file with the SEC by going to the Investors Information section of our website, http://www.gbrx.com. The information provided on our website is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-13146) which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report of Form 10-K for the fiscal year ended August 31, 2009 filed with the SEC on November 12, 2009.

•	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended November 30, 2009 filed with the SEC on January 8, 2010, and for the fiscal quarter ended February 28, 2010 filed with the SEC on April 7, 2010.

•	Our Current Reports on Form 8-K filed with the SEC on December 15, 2009, January 13, 2010, March 9, 2010, and April 7, 2010 concerning a disclosure pursuant to Item 8.01 Other Items;

•	The description of our common stock set forth in our registration statement on Form S-1, as declared effective on July 11, 1994 (Registration No. 33-78852), which description has been updated by our registration statement on Form S-3 filed with the SEC on July 25, 2006; and

•	The description of our preferred share purchase rights set forth in our registration statement on Form 8-A filed with the SEC on July 16, 2004, which description has been updated by our registration statement on Form S-3 filed with the SEC on July 25, 2006.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document or other report that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed and except as described above, Current Reports on Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. If you would like to request documents from us, please send a request in writing or by telephone to us at the following address:

The Greenbrier Companies, Inc.
One Centerpointe Drive, Suite 200
Lake Oswego, OR 97035
(503) 684-7000
Attn: Secretary

3,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.

December 13, 2010